EXHIBIT D (xxxviii)

AMENDMENT NO. 3

TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 3 is made as of the 1st day of October 2016, to the Investment Advisory Agreement dated as of August 1, 2006, between USAA Mutual Funds Trust (the Trust), a statutory trust organized under the laws State of Delaware and having a place of business in San Antonio, Texas, and USAA Investment Management Company, as transferred to USAA Asset Management Company (AMCO), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas, pursuant to the Transfer and Assumption Agreement dated December 31, 2011.

AMCO and the Trust agree to modify and amend the Investment Advisory Agreement described above (Agreement) as follows:

1. SCHEDULE B-1. In order to reduce the annual basic fee rates of the Cornerstone Moderate Fund and Cornerstone Moderately Aggressive Fund, each from 0.70% to 0.65%, Schedule B-1 to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust’s series with a performance adjustment, is hereby replaced in its entirety by Schedule B-1 attached hereto.

2.  SCHEDULE C-1.  In order to reduce the annual basic fee rate of the Cornerstone Aggressive Fund from 0.70% to 0.65%, Schedule C-1 to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust’s series without a performance adjustment, is hereby replaced in its entirety by Schedule C-1 attached hereto.

3.  RATIFICATION.  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and the Trust have caused this Amendment No. 3 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST                        USAA ASSET MANAGEMENT COMPANY

By:  _______________________________            By:  ______________________    ______

        Daniel SMcNamara       Brooks Englehardt

       President      President

Attest:            Attest:  ____________________________

         James G. Whetzel                                     Daniel Mavico

       Secretary                                           Assistant Secretary

Schedule B-1 to Advisory Agreement - Listing of Funds

with Performance Adjustment

Name of Fund[1]	Performance Index	Annual Basic Fee Rate
Aggressive Growth Fund	Lipper Large-Cap Growth Funds Index	*
Cornerstone Moderate Fund	Lipper Balanced Funds Index	.65%
Bond Fund	Lipper Municipal Debt Funds Index	**
Capital Growth Fund	Lipper Global Funds Index	.75%
Cornerstone Moderately Aggressive Fund	Lipper Index[2]	.65%
Emerging Markets Fund	Lipper Emerging Markets Funds Index	1.00%
First Start Growth Fund	Lipper Flexible Portfolio Funds Index	.75%
Global Equity Income Fund	Lipper Global Equity Income Funds Index	.50%
Government Securities Fund	Lipper Intermediate U.S. Government Funds Index	.125%
Growth & Income Fund	Lipper Multi-Cap Core Funds Index	.60%
Growth and Tax Strategy Fund	Composite Consisting of 51% of the Lipper General Municipal Bond Funds Index and 49% of the Lipper Large Cap Core Funds Index	.50%
Growth Fund	Lipper Large-Cap Growth Funds Index	.75%
High Income Fund	Lipper High Current Yield Index	.50%
Income Stock Fund	Lipper Equity Income Funds Index	.50%
Income Fund	Lipper Corporate Debt Funds A Rated Index	.24%
Intermediate-Term Bond Fund	Lipper Index[3]	***
Tax Exempt Intermediate-Term Fund	Lipper Municipal Debt Funds Index	.28%
International Fund	Lipper International Funds Index	.75%
Tax Exempt Long-Term Fund	Lipper General Municipal Debt Funds Index	.28%
Bond Fund	Lipper Municipal Debt Funds Index	**
Precious Metals and Minerals Fund	Lipper Gold Funds Index	.75%
Science & Technology Fund	Lipper Science & Technology Funds Index	.75%
Short-Term Bond Fund	Lipper Short Investment Grade Debt Funds Index	.24%
Tax Exempt Short-Term Fund	Lipper Short Municipal Debt Funds Index	.28%
Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	.75%
Total Return Strategy Fund	Lipper Flexible Portfolio Funds Index	.65%
Ultra Short-Term Bond Fund	Lipper Ultra Short Funds Index	.24%
Value Fund	Lipper Multi-Cap Value Funds Index	.75%
Virginia Bond Fund	Lipper Virginia Municipal Debt Funds Index	**
World Growth Fund	Lipper Global Funds Index	.75%

*

The fee is computed at one-half of one percent (.50%) of the first $750 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (.33%) of the portion of average net assets over $1.5 billion.

**

The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.  In calculating the fee for the Fund, the average net assets of the California Bond Fund, the New York Bond Fund, and the Virginia Bond Fund are combined with the average net assets of the California Money Market Fund, the New York Money Market Fund, and the Virginia Money Market Fund, respectively, and the fee is allocated pro rata based upon the average net assets of the two Funds.

***

The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.

Schedule B-2 to Advisory Agreement - Performance Adjustment Rate

EQUITY FUNDS

Aggressive Growth Fund Cornerstone Moderate Fund Capital Growth Fund Cornerstone Moderately Aggressive Fund Emerging Markets Fund First Start Growth Fund Growth & Income Fund Growth Fund	Global Equity Income Fund Income Stock Fund International Fund Science & Technology Fund Small Cap Stock Fund Total Return Strategy Fund Value Fund World Growth Fund
Over/Under Performance Relative to Index (in basis points)	Performance Adjustment Rate (in basis points as a percentage of average net assets)
+/- 100 to 400 +/- 401 to 700 +/- 701 and greater	+/- 4 +/- 5 +/- 6

FIXED INCOME FUNDS

Bond Fund Government Securities Fund Growth and Tax Strategy Fund High Income Fund Income Fund Intermediate-Term Bond Fund	Tax Exempt Intermediate-Term Fund Tax Exempt Long-Term Fund Bond Fund Short-Term Bond Fund Tax Exempt Short-Term Fund Ultra Short-Term Bond Fund Virginia Bond Fund
Over/Under Performance Relative to Index (in basis points)	Performance Adjustment Rate (in basis points as a percentage of average net assets)
+/- 20 to 50 +/- 51 to 100 +/- 101 and greater	+/- 4 +/- 5 +/- 6

Schedule C-1 to Advisory Agreement - Listing of Funds

And Fee Rates

Name of Fund	Fee Rate
California Money Market Fund	*
Money Market Fund	.24%
New York Money Market Fund	*
Tax Exempt Money Market Fund	.28%
Treasury Money Market Trust	.13%
Virginia Money Market Fund	*
Global Managed Volatility Fund	.60%
Managed Allocation Fund	.60%
Cornerstone Moderately Conservative Fund	.50%
Cornerstone Aggressive Fund	.65%
Cornerstone Conservative Fund	.00%
Cornerstone Equity Fund	.00%
Real Return Fund	.50%
Flexible Income Fund	.50%
Target Managed Allocation Fund	.50%
Target Retirement Income Fund	.00%
Target Retirement 2020 Fund	.00%
Target Retirement 2030 Fund	.00%
Target Retirement 2040 Fund	.00%
Target Retirement 2050 Fund	.00%
Target Retirement 2060 Fund	.00%

* The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) for that portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) for that portion of average net assets over $100 million. In calculating the fee for the Fund, the average net assets of the California Money Market Fund, the New York Money Market Fund, and the Virginia Money Market Fund are combined with the average net assets of the California Bond Fund, the New York Bond Fund, and the Virginia Bond Fund, respectively, and the fee is allocated pro rata based upon the average net assets of the two Funds.

[1]

The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund.  If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

[2]The Lipper Index tracks the performance of the 30 largest funds within a category consisting of funds that allocate their investments across various asset classes, including both domestic and foreign stocks, bonds, and money market instruments, with a focus on total return, and which have at least 25% of their portfolio invested in securities traded outside of the United States.

3 The Lipper Index tracks the performance of funds that invest primarily in investment-grade debt issues (rated in top four grades) with dollar-weighted average maturities of five to ten years.